    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 2002

                                FILE NO. 0-14206

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 TRAVLANG, INC.
                                 --------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                             13-3174562
    ---------------------------------    ------------------------------------
     (STATE OR OTHER JURISDICTION OF      I.R.S. EMPLOYER IDENTIFICATION NO.
      INCORPORATION OR ORGANIZATION)

                 2 HASHILOACH STREET, PETACH TIKVA, ISRAEL 49170
                 -----------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                         TECHNICAL CONSULTING AGREEMENT
                         ------------------------------
                            (FULL TITLE OF THE PLAN)

                        UNITED STATES CORPORATION COMPANY
                              2711 CENTERVILLE ROAD
                                    SUITE 400
                           WILMINGTON, DELAWARE 19808
                     ---------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (302) 998-0595
          -------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                              CALCULATION OF REGISTRATION FEE
------------------------------- ------------------------- -------------------------- ------------------------- --------------------

TITLE OF                                                  PROPOSED MAXIMUM           PROPOSED MAXIMUM
SECURITIES TO BE                AMOUNT TO BE              OFFERING PRICE PER         AGGREGATE OFFERING        AMOUNT OF
REGISTERED                      REGISTERED(1)             SHARE(2)                   PRICE(2)                  REGISTRATION FEE
------------------------------- ------------------------- -------------------------- ------------------------- --------------------
Common Stock, .08 par value     5,500,000                 $.006                      $33,000                   $3.04
------------------------------- ------------------------- -------------------------- ------------------------- --------------------

__________________________
(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Registrant's common stock on December 27, 2002.

PART  I

ITEM  1.     PLAN  INFORMATION

     The Registrant has agreements and/or arrangements with certain officers/directors, employees and consultants which provide for the issuance of shares of the Registrant's common stock for services to the Registrant in lieu of cash compensation. In consideration for the continuing services rendered and to be rendered to the Registrant until such time as the Registrant shall generate sufficient cash flow from operations, if ever, in order to pay cash compensation to its officers/directors, employees and consultants, the Registrant has prepared this Form S-8 registration statement to provide for the issuance and registration of an aggregate of 5,500,000 shares to Stefan Semo, an engineer for the Registrant and Sec2Wireless, Inc., its wholly-owned subsidiary of the Registrant, is being issued 5,500,000 shares pursuant to a technical consulting agreement attached hereto as Exhibit 10.77.

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

             Not  applicable.

                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.      INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

             The following documents are incorporated by reference into this Registration Statement:

             1. The Registrant's Annual Report on Form 10-KSB for the year ended July 31, 2001, as filed with the Securities and Exchange Commission (the "Commission");

             2. The Registrant's Quarterly Reports on Form 10-QSB for the period ended September 30, 2002, June 30, 2002 and January 31, 2002 as filed with the Commission.

             3. The Registrant's Current Report on Form 8-K dated March 13, 2002, as amended, as filed with the Commission.

             4. The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission.

             In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.
             Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
             Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

             The Registrant has authority under the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such law. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and officers.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.
             Not  applicable.

ITEM  8.     EXHIBITS

             5.1  Opinion  of  Loeb  &  Loeb  LLP

             10.77  Technical  Consulting  Agreement  with  Stefan  Semo

             23.1 Consent of Loeb & Loeb LLP (contained in its opinion filed as Exhibit

             5.1  to  this  Registration  Statement)

             23.2  Consent  of  SF  Partnership,  LLP

ITEM  9.     UNDERTAKINGS

             The  undersigned  Registrant  hereby  undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petach Tikva, Israel on this 27th day of December 2002.

                                              TRAVLANG,  INC.

                                              By: /s/  Lucien  Geldzahler
                                                  ------------------------------
                                                  Lucien  Geldzahler,  President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                   Date
---------                            -----                   ----
/s/  Lucien  Geldzahler
-----------------------
Lucien  Geldzahler                   President and Director  December  27,  2002

/s/  Shmuel  Weiss
------------------
Shmuel  Weiss                        Director                December  27,  2002

                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION

5.1         Opinion  of  Loeb  &  Loeb  LLP

10.77       Technical  Consulting  Agreement  with  Stefan  Semo

23.1        Consent  of  Loeb & Loeb LLP (contained in its opinion filed as
            Exhibit 5.1  to  this  Registration  Statement)

23.2        Consent  of  SF  Partnership,  LLP